Exhibit 10.3

Exhibit A

Form of Amendment to Non-Compete Agreements

AMENDMENT TO AGREEMENT NOT TO COMPETE

THIS AMENDMENT TO AGREEMENT NOT TO COMPETE (this “Amendment”) is entered into the later of the dates in the signature block below (the “Amendment Effective Date”) by and between Ikaria Acquisition LLC (f/k/a Ikaria Acquisition, Inc.), a Delaware limited liability company having a place of business at Perryville III Corporate Park, 53 Frontage Road, Third Floor, Hampton, NJ 08827 (“Ikaria”), and [Bellerophon           ], a Delaware limited liability company, with offices at Perryville III Corporate Park, 53 Frontage Road, Suite 301, Hampton, NJ 08827 (“Bellerophon”). Ikaria and Bellerophon may be individually referred to as a “Party” and together as the “Parties.”

WHEREAS, Ikaria and Bellerophon Pulse Technologies LLC (“Pulse Technologies”) are parties to that certain Exclusive Cross-License, Technology Transfer, and Regulatory Matters Agreement dated as of February 9, 2014 ( as amended on March 27, 2014, the “Cross-License”);

WHEREAS, Pulse Technologies has requested that Ikaria agree to modify the Cross-License to, among, other things, expand the licensed indications thereunder;

WHEREAS, Ikaria is willing to agree to such modifications if, among other things, Bellerophon agrees to modify the Agreement Not to Compete by and between Ikaria and Bellerophon dated as of [    ];

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration (including, without limitation, the expansion of license rights granted by Ikaria to Pulse Technologies as described above), the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.             Extension of Term. Notwithstanding Sections 2(a) and 2(b) of the Agreement, the NO Competition Period and the Terlipressin Noncompetition Period shall each remain in full force and effect until five years after the effective date of the contemplated amendment of the Cross-License by Ikaria and Pulse Technologies.

2.             Ratification of Agreement. Except as set forth in Section 1 of this Amendment, all of the other terms and conditions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect. This Amendment is hereby integrated into and made a part of the Agreement.

3.             Counterparts. This Amendment may be executed in two counterparts, each of which shall be effective as of the Amendment Effective Date, and all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

4.             Execution and Delivery. This Amendment shall be deemed executed by the parties when any one or more counterparts hereof, individually or taken together, bears the signatures of each of the parties hereto.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, each Party has caused this Amendment to be executed by its duly authorized representatives effective as of the Amendment Effective Date.

IKARIA ACQUISITION LLC	[BELLEROPHON ]

By:	By:

Name:	Name:

Title:	Title:

Date:	Date: